Exhibit 10.3

This document is part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended. This document may be used only in connection with our offer and sale of the securities hereunder. You cannot use this document to offer or sell the securities that you acquire hereunder to anyone else. A paper version of this document and the other documents constituting the complete prospectus are available upon request by contacting Anissa Kelley in the Human Resources department.

HEALTHSOUTH CORPORATION
PERFORMANCE SHARE UNIT AWARD AGREEMENT
(Pursuant to the Amended and Restated 2008 Equity Incentive Plan)
This Performance Share Unit Award Agreement (this “Award”) is granted in Birmingham, Alabama by HealthSouth Corporation, a Delaware corporation (the “Corporation”), pursuant to one or more Summaries of Grant (collectively, the “Summary”) previously delivered to you as the person to whom the Award is granted (“Grantee”) and/or displayed at the Benefit Access® website (www.benefitaccess.com). The Summary, which specifies the name of Grantee, the date as of which the grant is made (the “Date of Grant”), the relevant Performance Goals, the Performance Period (as defined in the Summary), and other specific details of the Award, and the acceptance of the Summary are incorporated herein by reference.

1.GRANT OF AWARD; TERMS.
(a)    Upon the terms and conditions set forth herein and in the Corporation’s Amended and Restated 2008 Equity Incentive Plan (the “Plan”), a copy of which has been made available to Grantee electronically, the Corporation hereby grants to Grantee an award of the number of performance share units (the “Performance Share Units”) set forth in the Summary. The Award is granted pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan. The Corporation and Grantee agree to be bound by all of the terms and conditions of the Plan, as amended from time to time in accordance with its terms.
The Performance Goals applicable to the Performance Share Units and the Performance Period are set forth in the Summary and incorporated by reference herein and made a part hereof. Depending upon the extent, if any, to which the Performance Goals have been achieved, and subject to compliance with the requirements of Section 2 below, each Performance Share Unit shall entitle Grantee to receive, at such time as is determined in accordance with the provisions of Section 3 below, between 0 and 2 fully paid, non-assessable shares of common stock, par value $.01 per share, of the Corporation (the “Restricted Common Stock”). The Committee shall, as soon as practicable following the last day of the Performance Period, certify (i) the extent, if any, to which, each of the Performance Goals has been achieved with respect to the Performance Period; and (ii) the number of shares of Restricted Common Stock, if any, which, subject to compliance with the requirements of Section 2, Grantee shall be entitled to receive with respect to each Performance Share Unit (with such number of shares of Restricted Common Stock being hereafter referred to as the “Share Delivery Factor”). Such certification shall be final, conclusive and binding on Grantee, and on all other persons, to the maximum extent permitted by law.

(b)    Grantee shall be not entitled to vote on matters submitted to holders of common stock of the Corporation prior to the receipt of Restricted Common Stock. Grantee shall be entitled to vote all Restricted Common Stock received following determination of performance pursuant to this Award and the issuance of the resulting Restricted Common Stock. Grantee shall be entitled to receive Dividend Equivalents on the Performance Share Units as set forth in this paragraph. Following the Date of Grant, upon the declaration and payment to the holders of the Corporation’s common stock of ordinary cash dividends and dividends in the form of shares of common stock thereon, if any, such dividends accrue, but are not immediately payable, to the account of Grantee. The accrual of Dividend Equivalents related to dividends paid, including any paid prior to the issuance of Restricted Common Stock, shall be calculated based on the number of shares of the resulting Restricted Common Stock received following the Performance Period. Any Dividend Equivalents accrued are subject to forfeiture in the event the associated Performance Share Units or the resulting Restricted Common Stock are forfeited or otherwise do not vest as provided in the Plan or in this Award. Such Dividend Equivalents shall only be payable and deliverable, free of all restrictions, in the form declared upon vesting of the associated Restricted Common Stock. Grantee’s right to receive any extraordinary dividends or other distributions with respect to the Performance Share Units or the associated Restricted Common Stock prior to their vesting shall be at the sole discretion of the Committee, but in the event of any such extraordinary dividends or distributions are paid to the holders of Common Stock, the Committee shall take such action as may be appropriate to preserve the value of, and prevent the unintended enhancement of the value of, the associated Performance Share Units and the resulting Restricted Common Stock.

2.	VESTING OF PERFORMANCE SHARE UNITS.
(a)    The Performance Share Units are subject to forfeiture to the Corporation until they become non-forfeitable in accordance with this Section 2. Except as provided in this Section 2 and Sections 15.5, 15.6, 15.7, and 15.8 of the Plan, the risk of forfeiture will lapse on all Performance Share Units, and all Performance Share Units shall thereupon become payable in Restricted Common Stock or otherwise, only if Grantee remains employed by the Corporation until the end of the Performance Period. In any event, the delivery of Restricted Common Stock with respect to such Performance Share Units shall be made following the conclusion of the Performance Period as provided in Section 3 hereof, unless otherwise determined by the Committee.
(b)    The Performance Share Units, the related Restricted Common Stock (if any), and this Award shall be cancelled and forfeited upon termination of employment with the Corporation (including its subsidiaries), except as provided in Sections 2 and 3 hereof.
(c)    Notwithstanding anything to the contrary contained in this Award, all of the Performance Share Units issued to Grantee pursuant to this Award shall also become vested and non-forfeitable pursuant to Sections 15.5 (Change in Control) and 15.8(c)(i) (death or Disability) of the Plan. In the event of a Change in Control prior to the completion of the Performance Period, the Committee shall have the discretionary authority in accordance with Section 15.5 of the Plan to determine whether, and if so, the extent to which, (1) the Performance Period or each of the Performance Objectives shall be deemed to be satisfied or waived, and (2) the Performance Objectives shall be modified, adjusted or changed. In the event of the Grantee’s Retirement, all of the Performance Share Units issued to Grantee pursuant to this Award shall become vested and non-forfeitable. The delivery of shares of Restricted Common Stock with respect to such Performance Share Units deemed vested pursuant to this paragraph shall be made following the conclusion of the Performance Period as provided in Section 3 hereof, unless otherwise determined by the Committee.

(d)    For purposes of this Award, “Retirement” shall mean the voluntary termination of employment by Grantee after attaining (a) age 65 or (b) in the event that Grantee has been employed by the Corporation or its subsidiaries for ten (10) or more years on the date of such termination, age 60.
3.DELIVERY OF SHARES.
(a)    Except as provided in the subsections (b) and (c) below and Section 15.8 of the Plan, the number of whole shares of Restricted Common Stock (if any) equal to the product of (i) the number of earned and payable Performance Share Units multiplied by (ii) the Share Delivery Factor (with such product rounded up to the next whole number) shall be registered in the name of Grantee on the stock transfer books of the Corporation effective as of the date of the Committee’s determination of the achievement of the Performance Goals as provided for in Section 1 above. However, any certificates issued with respect to Restricted Common Stock shall be held by the Corporation in escrow under the terms hereof until the Restricted Common Stock becomes vested on the first anniversary of the end of the Performance Period, at which time the Restricted Common Stock shall become vested and shall be distributed to Grantee without restrictions. Prior to becoming vested, the Restricted Common Stock and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, so long as Grantee is employed by or providing services to the Corporation as of the relevant date. In order to reflect the restrictions on disposition of the shares of Restricted Common Stock issued pursuant to this Award, the stock certificates, if any, for the shares of Restricted Common Stock issued pursuant to this Award will be endorsed with a restrictive legend, in substantially the following form:
"THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING FORFEITURE PROVISIONS AND RESTRICTIONS AGAINST TRANSFER (THE "RESTRICTIONS"), CONTAINED IN THE HEALTHSOUTH CORPORATION AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND HEALTHSOUTH CORPORATION. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE APPLICABLE RESTRICTIONS INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL, VOID AND WITHOUT EFFECT."
Such legend shall be removed only on and after the date when the shares of Restricted Common Stock vest.
(b)    In the event that (i) the Corporation (or any of its subsidiaries) terminates Grantee’s employment for any reason prior to the first anniversary of the end of the Performance Period; or (ii) the Grantee terminates employment with the Corporation (including its subsidiaries) for any reason (other than death, Disability or Retirement) prior to such date, all Restricted Common Stock held in escrow shall be cancelled and forfeited, effective as of Grantee’s termination of employment.
(c)    In the event that Grantee dies or suffers a Disability prior to the first anniversary of the end of the Performance Period, the Corporation shall promptly deliver or provide to Grantee or Grantee’s beneficiary or estate (if applicable) a certificate (or the indicia of ownership, as the case may be) for the number of whole shares of Common Stock to which Grantee is entitled pursuant to Section 15.8 of the Plan, provided that the beneficiary (or estate) has otherwise complied with the requirements of Section 8 of this Award. In the event of the Grantee’s Retirement prior to the first anniversary of the end of the Performance Period, the Corporation shall upon such anniversary deliver or provide to Grantee a certificate (or the indicia of ownership, as the case may be) for the number of whole shares of Common Stock to which Grantee is entitled pursuant to Section 15.8 of the Plan, provided that the beneficiary (or estate) has otherwise complied with the requirements of Section 8 of this Award.
4.TAX CONSEQUENCES.
(a)    Grantee agrees to notify the Corporation immediately if Grantee recognizes taxable income generated by the grant of this Award by the Corporation to the Recipient pursuant to an election under Section 83(b) of the Code.
(b)    Grantee acknowledges that the Corporation has not advised Grantee regarding Grantee’s income tax liability in connection with the grant or vesting of the Performance Share Units and the delivery of shares of Restricted Common Stock in connection therewith. Grantee has reviewed with Grantee’s own tax advisors the federal, state, and local and tax consequences of the grant and vesting of the Performance Share Units and the delivery of shares of Restricted Common Stock in connection therewith as contemplated by this Award. Grantee is relying solely on such advisors and not on any statements or representations of the Corporation or any of its agents. Grantee understands that the Grantee (and not the Corporation) shall be responsible for Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Award.
(c)    Grantee shall pay to the Corporation promptly upon request, and in any event, no later than at the time the Corporation determines that Grantee will recognize taxable income in respect of the Performance Share Units, an amount equal to the taxes the Corporation determines it is required to withhold under applicable tax laws with respect to the Performance Share Units. Such payment shall be made in the form of (i) cash, (ii) shares of Common Stock already owned for at least six months, (iii) delivering to the Corporation, or having the Corporation withhold, a portion of the shares of Common Stock otherwise to be delivered to Grantee with respect to the Performance Share Units sufficient to satisfy the minimum withholding required with respect thereto to the extent permitted by the Corporation, or (iv) in a combination of such methods, as irrevocably elected by Grantee prior to the applicable tax due date with respect to the Performance Share Units.
5.TRANSFERABILITY.
(a)    Except as provided below, or except to the minimal extent required by law, the Performance Share Units are nontransferable and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Grantee, except by will or the laws of descent and distribution, and upon any such transfer, by will or the laws of descent and distribution (or upon such transfer required by law), the transferee shall hold such Performance Share Units subject to all the terms and conditions that were applicable to Grantee immediately prior to such transfer.
(b)    Upon any transfer by will or the laws of descent and distribution (or upon any such transfer required by law), such transferee shall take the Performance Share Units and the shares delivered in connection therewith (the “Transferee Shares”) subject to all the terms and conditions that were (or would have been) applicable to the Performance Share Units and the Transferee Shares immediately prior to such transfer.
6.RIGHTS OF GRANTEE. Prior to the issuance, if any, of shares of Restricted Common Stock to Grantee pursuant to the provisions of Section 3, Grantee shall not have any rights of a stockholder of the Corporation on account of the Performance Share Units.

7.UNFUNDED NATURE OF PERFORMANCE SHARE UNITS. The Corporation will not segregate any funds representing the potential liability arising under this Award. Grantee’s rights in respect of this Award are those of an unsecured general creditor of the Corporation. The liability for any payment under this Award will be a liability of the Corporation and not a liability of any of its officers, directors or affiliates.

8.SECURITIES LAWS. The Corporation may condition delivery of certificates for shares of Restricted Common Stock delivered for any vested Performance Share Units upon the prior receipt from Grantee of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws.

9.SECURITIES COMPLIANCE. The Corporation shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Award, the Corporation shall not be obligated to issue any restricted or unrestricted Common Stock or other securities pursuant to this Award if the issuance thereof would result in a violation of any such law. Subject to Section 3 hereof, in order to comply with any applicable securities laws, Grantee agrees that the Restricted Common Stock shall only be sold by Grantee following registration of such Shares under the Securities Act of 1933, as amended, or pursuant to an exemption therefrom. If required by the authorities of any state in connection with the issuance of the shares, the legend or legends required by such state authorities will also be endorsed on all such certificates.

10.NONCOMPETITION, NONDISCLOSURE AND NONSOLICITATION.

(a)From the date of termination of employment with the Corporation (including its subsidiaries) until the lapse of all restrictions on this Award and the related Common Stock (the “Noncompetition Period”), Grantee shall not, directly or indirectly, participate in the management, operation or control of, or have any financial or ownership interest in, or aid or knowingly assist anyone else in the conduct of, any business or entity that (i) engages in the business of owning, operating or managing inpatient rehabilitation facilities offering a range of rehabilitative healthcare services, and services directly ancillary thereto (collectively, the “Company Business”) in any area within seventy-five (75) miles of where an inpatient rehabilitation facility owned or operated by the Corporation (the “Restricted Territory”) is located, or (ii) is, to Grantee’s knowledge, making preparations for engaging in the Company Business in any Restricted Territory (collectively, “Competitive Activity”); provided, however, that (x) the “beneficial ownership” by Grantee, either individually or as a member of a “group” (as such terms are used in Rule 13d of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), of not more than one percent (1%) of the voting stock of any publicly held corporation shall not alone constitute a breach of this Section 10(b) and (y) Grantee may enter into, at arm’s length, any bona fide joint venture (or partnership or other business arrangement) with any person who is not directly engaged in the Company Business but which is an affiliate of another person engaged in the Company Business.

(b)Grantee shall not, directly or indirectly, within the Noncompetition Period, without the prior written consent of the Corporation, solicit or direct any other person to solicit any officer or other employee of the Corporation to: (i) terminate such officer’s or employee’s employment with the Corporation; or (ii) seek or accept employment or other affiliation with Grantee or any person engaged in any Competitive Activity in which Grantee is directly or indirectly involved (other than, in each case, any solicitation directed at the public in general in publications available to the public in general or any contact which Grantee can demonstrate was initiated by such officer, director or employee or any contact after such officer’s or employee’s employment with the Corporation is terminated). Grantee’s obligations under this subsection (b)

with respect to new Corporation employees hired after the date of termination shall be subject to the condition that Grantee shall have been notified of such new employees.

(c)Grantee shall not, directly or indirectly, within the Noncompetition Period, without the prior written consent of the Corporation, solicit or direct any other Person to solicit any person or entity in a business relationship with the Corporation (whether an independent contractor, joint venture partner or otherwise) to terminate such person or entity’s business relationship with the Corporation.

(d)Grantee shall not, directly or indirectly, within the Noncompetition Period, make any statements or comments of a defamatory or disparaging nature to third parties regarding the Corporation or any of their members, principals, officers, managers, directors, personnel, employees, agents, services or products; provided, however, that nothing contained herein shall preclude Grantee from providing truthful testimony in response to a valid subpoena, court order, regulatory request or as may be required by law.

(e)In the event Grantee violates the terms of this Section 10, the Options and the Award shall be immediately cancelled, lapsed and forfeited.

11.APPLICABLE RECOUPMENT POLICY. Notwithstanding anything to the contrary contained in this Award, this Award is subject to the terms of the Compensation Recoupment Policy (the “Clawback Policy”) adopted by the Board of Directors of the Corporation (the “Board”), published with other Plan materials on the Benefit Access® website (www.benefitaccess.com), and modified from time to time to comply with applicable requirements of law or the listing standards of The New York Stock Exchange. This Award may be cancelled in accordance with the Clawback Policy in the event the Board or a committee thereof determines that one of the events enumerated in the Clawback Policy has occurred and that it is in the best interests of the Corporation to do so.

12.BINDING AGREEMENT. This Award shall be binding upon and shall inure to the benefit of any successor or assign of the Corporation, and, to the extent herein provided, shall be binding upon and inure to the benefit of Grantee’s beneficiary or legal representatives, as the case may be.

13.ENTIRE AGREEMENT; AMENDMENT. This Award contains the entire agreement of the parties with respect to the Performance Share Units granted hereby. This Award may be amended in accordance with the provisions of Section 17.2 of the Plan.

14.ACCEPTANCE OF AGREEMENT. By accepting this Award electronically, including, without limitation, by electronic acceptance by e-mail, Grantee confirms that this Award is in accordance with Grantee’s understanding, and that Grantee agrees to the terms of this Award, the Summary, and the terms of the Plan.

15.ADMINISTRATION OF THE PLAN; INTERPRETATION OF THE PLAN AND THE AWARD. The Plan shall be administered by the Committee, pursuant to Section 4 of the Plan. Furthermore, the interpretation and construction of any provision of the Plan or of the Award by the Committee shall be final, conclusive and binding. In the event there is any inconsistency or discrepancy between the provisions of this Award and the provisions of the Plan, the provisions of the Plan shall prevail.